Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Monday, November 2, 2020

GULF ISLAND

REPORTS THIRD QUARTER 2020 RESULTS

Highlights of Third Quarter Results

•	Completed jacket and deck project within the Fabrication & Services Division
•	Ninth harbor tug delivered in October within the Shipyard Division
•	Closure of Jennings facility on schedule for fourth quarter 2020
•	Net loss of $12.3 million and EBITDA loss of $10.1 million for the third quarter 2020, reflecting impact of COVID-19 and hurricane activity

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today reported results for the third quarter 2020.

Operating Results	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue	$54,869	$59,974	$75,802	$193,398	$223,863
Operating loss(1)	(12,239)	(5,426)	(6,928)	(11,729)	(15,594)
EBITDA(1)(2)	(10,063)	(3,359)	(4,638)	(5,266)	(8,330)
Net loss(1)	(12,337)	(5,537)	(6,779)	(11,969)	(15,069)
Basic and diluted loss per common share(1)	(0.81)	(0.36)	(0.44)	(0.78)	(0.99)

Balance Sheet
(in thousands)	September 30,	June 30,	December 31,
	2020	2020	2019
Cash and short-term investments	$63,777	$69,176	$69,621
Current assets	173,060	174,415	163,474
Current liabilities	112,448	99,345	97,844

_________________

(1)

Operating loss, EBITDA and net loss for the three months ended September 30, 2020, includes net project charges of $6.1 million and charges of $1.2 million associated with the impacts of Hurricane Laura.  See “Consolidated Results of Operations” and “Results of Operations by Segment” below for a summary of project charges and other impacts for all periods presented.

(2)	EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for the Company’s reconciliation and definition of EBITDA.

Consolidated Overview

Consolidated revenue for the third quarter 2020 was $54.9 million, compared to $75.8 million for the third quarter 2019, with the year-over-year decrease primarily attributable to the Company’s Fabrication & Services Division. Consolidated net loss for the quarter was $12.3 million with an EBITDA loss of $10.1 million.  Third quarter 2020 results, and in particular the Shipyard Division, were impacted by several factors, including project charges associated with the impact of the COVID-19 pandemic and costs attributable to an active hurricane season in the Gulf of Mexico.  In addition, third quarter results reflected the impact of low volume for the Fabrication & Services Division and the overall under-utilization of the Company’s facilities and resources.

“The third quarter was challenging given the ongoing economic and operational impact of COVID-19, oil price uncertainty and a record level of tropical storm and hurricane activity along the Gulf Coast. In particular, pandemic-related disruptions resulted in schedule extensions and forecast cost increases on our projects for the U.S. Navy.  In addition, Hurricane Laura directly impacted our operations in Lake Charles, damaging our facilities, drydocks and ninth harbor tug project which was within days of being delivered. While many of our employees in Lake Charles and Jennings suffered substantial property losses, thankfully no one was injured.  I am proud and grateful to our employees who have continued to deliver on our project commitments during this very difficult time,” said Richard Heo, Gulf Island’s President and Chief Executive Officer.

“In response to these challenges, we are working closely with the Navy and are submitting a request for equitable adjustment to extend our schedules and recoup the cost increases associated with the impact of COVID-19 on our projects. We also delivered our ninth harbor tug in October and are on scheduled to deliver the tenth vessel, as well as complete the closure of our Jennings facility, in the fourth quarter.”

“With respect to our Fabrication & Services Division, we had solid project execution during the quarter with our jacket and deck project being completed on an accelerated schedule and realizing margin improvement relative to our previous forecast. We continue to actively pursue new project opportunities and remain disciplined in our bidding approach. We also winning smaller quick turnaround projects and executing the work at attractive margins.”

“In closing, the impact of COVID-19 and the Gulf Coast hurricanes were disruptive to our operations in the third quarter.  However, our focus will continue to be on effectively managing those things that are within our control and preserving our cash by controlling our costs and monetizing under-utilized assets where possible. We also continue to explore expanding our end markets to reduce our reliance on the offshore oil and gas industry.  While COVID-19 and oil price uncertainty are still weighing on customer decision-making and affecting the utilization of our facilities and resources, I believe we have made progress and are seeing the positive impact of our investments in processes and people,” concluded Mr. Heo.

Segment Overview

Shipyard Segment – Revenue for the third quarter 2020 was $37.1 million, a decrease of $6.2 million compared to the third quarter 2019, primarily due to lower revenue for the division’s harbor tug, research vessel and ice-breaker tug projects.  The decrease was partially offset by higher revenue for the division’s towing, salvage and rescue ship projects and seventy-vehicle ferry project. Operating loss was $9.2 million for the third quarter 2020, compared to an operating loss of $3.3 million for the third quarter 2019. EBITDA for the current quarter was a loss of $8.4 million, compared to a loss of $2.4 million for the third quarter 2019.

Third quarter 2020 results reflected project charges of $6.7 million for the division’s towing, salvage and rescue ship projects, charges of $1.2 million associated with the impact of Hurricane Laura, a low margin backlog, and the partial under-recovery of overhead costs.  The project charges were primarily attributable to an increase in forecast costs related to the impact of the COVID-19 pandemic, for which the Company is submitting a request for equitable adjustment to its customer to extend the project schedules and recover the forecasted cost increases. The partial under-recovery of overhead costs was primarily due to the under-utilization of the division’s facilities and resources due to construction delays for its research vessel projects, the winding down of the Jennings facility, and the impacts of Hurricane’s Laura, Marco and Sally during the third quarter.

Fabrication & Services Segment – Revenue for the third quarter 2020 was $18.2 million, a decrease of $14.4 million compared to the third quarter 2019, primarily due to the division’s jacket and deck, paddlewheel river boat and subsea components projects, which were completed during or prior to the third quarter 2020, and lower offshore and onshore services activity.  The decrease was partially offset by higher revenue for the division’s marine docking structures project and offshore module project. Operating loss was $1.1 million for the third quarter 2020, compared to an operating loss of $1.3 million for the third quarter 2019. EBITDA for the current quarter was $0.2 million, compared to a loss of $0.1 million for the third quarter 2019.

Third quarter 2020 results reflected low revenue and the partial under-recovery of overhead costs due to the under-utilization of the division’s facilities and resources due to low levels of backlog, and overhead costs associated with retaining employees to perform process improvements, special projects and facility maintenance and repairs. These impacts were partially offset by project improvements of $0.6 million for the division’s jacket and deck project.

Corporate Segment – Operating loss was $1.9 million for the third quarter 2020, compared to an operating loss of $2.3 million for the third quarter 2019, with the decrease primarily due to lower incentive plan costs and our cost reduction initiatives. EBITDA for the current quarter was a loss of $1.8 million, compared to a loss of $2.2 million for the third quarter 2019.

Cash and Liquidity

The Company's cash and short-term investments at September 30, 2020 totaled $63.8 million and current and long-term debt totaled $10.0 million related to proceeds received in the second quarter 2020 in connection with the Paycheck Protection Program (“PPP”).

On August 3, 2020, the Company amended its $40.0 million credit facility (“Credit Agreement”) to extend its maturity date from June 9, 2021 to June 30, 2022. At September 30, 2020, the Company was in compliance with all its financial covenants and had $10.7 million of outstanding letters of credit and no borrowings under the Credit Agreement.

Backlog

The Company’s backlog at September 30, 2020 was $429.1 million, with $402.9 million attributable to the Shipyard Division and $26.2 million attributable to the Fabrication & Services Division. Backlog excludes customer options on contracts of approximately $203.0 million for the Shipyard Division. See "Non-GAAP Measures" below for the Company's definition of Backlog.

Quarterly Conference Call

Gulf Island will hold a conference call on Monday, November 2, 2020 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.430.8332 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels, and a provider of project management, hookup, commissioning, repair, maintenance and civil construction services.  The Company’s customers include U.S. and international energy producers; refining, petrochemical, LNG, industrial, power and marine operators; EPC companies; and certain agencies of the U.S. government. The Company operates and manages its business through two operating divisions: Fabrication & Services and Shipyard, with its corporate headquarters located in Houston, Texas and operating facilities located in Houma, Jennings and Lake Charles, Louisiana.

Non-GAAP Measures

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization ("EBITDA") and Backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. A reconciliation of EBITDA to the most comparable GAAP measure is presented under "EBITDA" and "Results of Operations by Segment" below. The Company believes Backlog is a useful supplemental measure as it represents work that the Company is contractually obligated to perform under its current contracts. Backlog represents the unearned value of new project awards and may differ from the value of remaining performance obligations for contracts as determined under GAAP. Backlog at September 30, 2020 of $429.1 million includes the Company's performance obligations of $407.2 million, plus $21.9 million of backlog subject to a contract termination dispute with a customer to build two multi-purpose service vessels that does not meet the criteria to be reported as remaining performance obligations under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

Cautionary Statements

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the duration and scope of, and uncertainties associated with, the COVID-19 pandemic and the corresponding weakened demand for, and volatility of prices of, oil and the impact thereof on its business and the global economy, which are evolving and beyond its control; the potential forgiveness of any portion of the PPP Loan; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG and industrial facilities and offshore wind developments; the Company’s ability to improve project execution; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in backlog estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to remain in compliance with the covenants contained in its Credit Agreement; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; any prolonged shutdown of the U.S. government; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors; and other factors described in Item 1A "Risk Factors" in the Company’s 2019 Annual Report as updated in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and as may be further updated by subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and undertakes no obligation to update any forward-looking statements.

Company Information

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue	$54,869	$59,974	$75,802	$193,398	$223,863
Cost of revenue	62,686	61,677	78,487	203,172	227,593
Gross loss(2)	(7,817)	(1,703)	(2,685)	(9,774)	(3,730)
General and administrative expense	3,072	3,722	3,970	10,538	11,791
Impairments and (gain) loss on assets held for sale	72	-	324	72	254
Other (income) expense, net(3)	1,278	1	(51)	(8,655)	(181)
Operating loss	(12,239)	(5,426)	(6,928)	(11,729)	(15,594)
Interest (expense) income, net	(118)	(89)	139	(154)	527
Loss before income taxes	(12,357)	(5,515)	(6,789)	(11,883)	(15,067)
Income tax (expense) benefit	20	(22)	10	(86)	(2)
Net loss	$(12,337)	$(5,537)	$(6,779)	$(11,969)	$(15,069)
Per share data:
Basic and diluted loss per common share	$(0.81)	$(0.36)	$(0.44)	$(0.78)	$(0.99)

Consolidated EBITDA (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Net loss	$(12,337)	$(5,537)	$(6,779)	$(11,969)	$(15,069)
Less: Income tax (expense) benefit	20	(22)	10	(86)	(2)
Less: Interest (expense) income, net	(118)	(89)	139	(154)	527
Operating loss	(12,239)	(5,426)	(6,928)	(11,729)	(15,594)
Add: Depreciation and lease asset amortization	2,176	2,067	2,290	6,463	7,264
EBITDA(4)	$(10,063)	$(3,359)	$(4,638)	$(5,266)	$(8,330)

_________________

(1)	See "Results of Operations by Segment" below for results by segment.
(2)

Gross loss for the Shipyard Division includes project charges for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, and nine months ended September 30, 2020 and 2019, of $6.7 million, $0.6 million, $2.4 million, $8.7 million and $4.4 million, respectively. Gross loss for the Fabrication & Services Division includes project improvements for the three months ended September 30, 2020 and June 30, 2020, and nine months ended September 30, 2020, of $0.6 million, $1.0 million and $2.6 million, respectively, and project charges for the three and nine months ended September 30, 2019, of $1.5 million and $1.4 million, respectively.

(3)

Other (income) expense for the Shipyard Division for both the three and nine months ended September 30, 2020, includes charges of $1.2 million associated with insurance coverage deductibles and other costs related to the impacts of Hurricane Laura. Other (income) expense for the Fabrication & Services Division for the nine months ended September 30, 2020, includes a gain of $10.0 million associated with the settlement of a contract dispute for a previously completed project.

(4)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" above for the Company's definition of EBITDA.

Results of Operations by Segment (in thousands)

	Three Months Ended			Nine Months Ended
Shipyard Division(1)	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue	$37,078	$33,888	$43,323	$116,525	$120,787
Cost of revenue	44,582	35,119	45,725	126,484	126,381
Gross loss(2)	(7,504)	(1,231)	(2,402)	(9,959)	(5,594)
General and administrative expense	461	493	657	1,529	1,871
Impairments and (gain) loss on assets held for sale	-	-	324	-	324
Other (income) expense, net(3)	1,279	-	(34)	1,379	28
Operating loss	$(9,244)	$(1,724)	$(3,349)	$(12,867)	$(7,817)

EBITDA
Operating loss	$(9,244)	$(1,724)	$(3,349)	$(12,867)	$(7,817)
Add: Depreciation and lease asset amortization	819	802	992	2,408	3,148
EBITDA(4)	$(8,425)	$(922)	$(2,357)	$(10,459)	$(4,669)

	Three Months Ended			Nine Months Ended
Fabrication & Services Division(1)	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue	$18,237	$26,606	$32,681	$78,286	$103,926
Cost of revenue	18,550	27,078	32,899	78,101	101,715
Gross profit (loss)(5)	(313)	(472)	(218)	185	2,211
General and administrative expense	743	921	1,054	2,503	3,479
Impairments and (gain) loss on assets held for sale	72	-	-	72	(70)
Other (income) expense, net(6)	(1)	1	(17)	(10,034)	(209)
Operating income (loss)	$(1,127)	$(1,394)	$(1,255)	$7,644	$(989)

EBITDA
Operating income (loss)	$(1,127)	$(1,394)	$(1,255)	$7,644	$(989)
Add: Depreciation and lease asset amortization	1,280	1,188	1,202	3,826	3,797
EBITDA(4)	$153	$(206)	$(53)	$11,470	$2,808

	Three Months Ended			Nine Months Ended
Corporate Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Revenue (eliminations)	$(446)	$(520)	$(202)	$(1,413)	$(850)
Cost of revenue	(446)	(520)	(137)	(1,413)	(503)
Gross loss	-	-	(65)	-	(347)
General and administrative expense	1,868	2,308	2,259	6,506	6,441
Operating loss	$(1,868)	$(2,308)	$(2,324)	$(6,506)	$(6,788)

EBITDA
Operating loss	$(1,868)	$(2,308)	$(2,324)	$(6,506)	$(6,788)
Add: Depreciation and lease asset amortization	77	77	96	229	319
EBITDA(4)	$(1,791)	$(2,231)	$(2,228)	$(6,277)	$(6,469)

_________________

(1)

In the first quarter 2020, our former Fabrication and Services Divisions were operationally combined to form a new division called Fabrication & Services. Accordingly, segment results (including the effects of eliminations) for our former Fabrication and Services Divisions for 2019 have been combined to conform to the presentation of our reportable segments for 2020. In addition, in the first quarter 2020, management and project execution responsibility for our two, forty-vehicle ferry projects was transferred from our former Fabrication Division to our Shipyard Division. Accordingly, revenue of $3.9 million and $7.2 million for the three and nine months ended September 30, 2019, respectively, associated with these projects was reclassified from our former Fabrication Division to our Shipyard Division to conform to the presentation of these projects for 2020 (the projects had no significant gross profit for the three and nine months ended September 30, 2019).
(2)

Gross loss for the Shipyard Division includes project charges for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, and nine months ended September 30, 2020 and 2019, of $6.7 million, $0.6 million, $2.4 million, $8.7 million and $4.4 million, respectively.

(3)

Other (income) expense for the Shipyard Division for both the three and nine months ended September 30, 2020, includes charges of $1.2 million associated with insurance coverage deductibles and other costs related to the impacts of Hurricane Laura.

(4)	EBITDA is a non-GAAP measure. See "Non-GAAP Measures" above for the Company's definition of EBITDA.
(5)

Gross profit (loss) for the Fabrication & Services Division includes project improvements for the three months ended September 30, 2020 and June 30, 2020, and nine months ended September 30, 2020, of $0.6 million, $1.0 million and $2.6 million, respectively, and project charges for the three and nine months ended September 30, 2019, of $1.5 million and $1.4 million, respectively.

(6)

Other (income) expense for the Fabrication & Services Division for the nine months ended September 30, 2020 includes a gain of $10.0 million associated with the settlement of a contract dispute for a previously completed project.

Consolidated Balance Sheets (in thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,778	$49,703
Short-term investments	19,999	19,918
Contracts receivable and retainage, net	24,436	26,095
Contract assets	72,359	52,128
Prepaid expenses and other assets	2,312	3,948
Inventory	2,517	2,676
Assets held for sale	7,659	9,006
Total current assets	173,060	163,474
Property, plant and equipment, net	72,641	70,484
Other noncurrent assets	16,675	18,819
Total assets	$262,376	$252,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,006	$61,542
Contract liabilities	20,177	26,271
Accrued expenses and other liabilities	9,446	10,031
Long-term debt, current	3,819	—
Total current liabilities	112,448	97,844
Long-term debt, noncurrent	6,181	—
Other noncurrent liabilities	2,324	2,248
Total liabilities	120,953	100,092
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,325 shares issued and outstanding at September 30, 2020 and 15,263 at December 31, 2019	11,189	11,119
Additional paid-in capital	103,761	103,124
Retained earnings	26,473	38,442
Total shareholders’ equity	141,423	152,685
Total liabilities and shareholders’ equity	$262,376	$252,777

Consolidated Cash Flows (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(12,337)	$(5,537)	$(6,779)	$(11,969)	$(15,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and lease asset amortization	2,176	2,067	2,290	6,463	7,264
Other amortization, net	17	18	11	48	37
Bad debt expense	—	—	—	—	59
Asset impairments	—	—	323	—	622
(Gain) loss on sale of assets held for sale, net	72	—	—	72	(369)
(Gain) loss on sale of fixed assets and other assets, net	—	—	—	(5)	(565)
Stock-based compensation expense	341	345	462	781	1,808
Changes in operating assets and liabilities:
Contracts receivable and retainage, net	(11,045)	2,787	(6,926)	1,659	(7,822)
Contract assets	5,500	(12,955)	479	(20,232)	(20,873)
Prepaid expenses, inventory and other current assets	1,045	(1,161)	1,290	1,713	1,502
Accounts payable	16,819	(7,582)	2,975	18,900	29,244
Contract liabilities	(6,796)	15,402	1,859	(6,094)	(1,164)
Accrued expenses and other current liabilities	1,184	78	638	(656)	(470)
Noncurrent assets and liabilities, net (including long-term retainage)	(495)	2,773	(444)	2,043	(910)
Net cash used in operating activities	(3,519)	(3,765)	(3,822)	(7,277)	(6,706)
Cash flows from investing activities:
Capital expenditures	(2,446)	(5,621)	(631)	(10,191)	(1,990)
Proceeds from sale of property, plant and equipment	599	—	—	1,679	1,598
Purchases of short-term investments	(1)	(19,991)	—	(19,992)	(45,366)
Maturities of short-term investments	—	20,000	20,261	20,000	28,761
Net cash provided by (used in) investing activities	(1,848)	(5,612)	19,630	(8,504)	(16,997)
Cash flows from financing activities:
Proceeds from borrowings	—	10,000	—	10,000	—
Payment of financing cost	(39)	(1)	(8)	(70)	(48)
Tax payments for vested stock withholdings	—	—	(81)	(74)	(795)
Net cash provided by (used in) financing activities	(39)	9,999	(89)	9,856	(843)
Net increase (decrease) in cash and cash equivalents	(5,406)	622	15,719	(5,925)	(24,546)
Cash and cash equivalents, beginning of period	49,184	48,562	49,898	49,703	70,457
Cash and cash equivalents, end of period	$43,778	$49,184	$65,617	$43,778	$45,911